UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Appointment

On December 12, 2022, the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”) appointed Nicholas Mah, who presently serves as a Managing Director of the Company, as President of the Company, effective on January 1, 2023 (the “Effective Time”). In connection with Mr. Mah’s appointment, as of the Effective Time, Jason T. Serrano, the Company’s current Chief Executive Officer and President, will relinquish his role as President but will continue in his role of Chief Executive Officer of the Company.

Mr. Mah, 41, in his current role as a Managing Director of the Company, is responsible for the Company’s portfolio management and trading of mortgage securities and whole loans. Mr. Mah has served as a Managing Director of the Company since July 2018. Prior to joining the Company, Mr. Mah was a Portfolio Manager and Managing Director at Oak Hill Advisors, L.P. (“OHA”), where he was one of the founding members of OHA’s mortgage business. Over the course of his tenure at OHA, he had responsibilities encompassing portfolio management, trading and financing of residential mortgage securities and whole loans. Prior to joining OHA in 2008, Mr. Mah worked at The Blackstone Group and Fortress Investment Group, where he was involved in asset management, investment analysis and trading across a variety of distressed securitized product sectors. He earned a Bachelor of Science degree from Carnegie Mellon University, where he graduated with University Honors.

There are no arrangements or understandings between Mr. Mah and any other person pursuant to which he was appointed. Mr. Mah does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Nicholas Mah

On December 13, 2022, in connection with the appointment of Mr. Mah as President, the Company entered into an employment agreement with Nicholas Mah, effective January 1, 2023 as of the Effective Time (the “Employment Agreement”). The Employment Agreement memorializes the terms of Mr. Mah’s employment with the Company. The material terms of the Employment Agreement are as follows:

Term: The Employment Agreement has a two-year term, beginning on January 1, 2023 and ending on December 31, 2024 (unless sooner terminated in accordance with the terms thereof) and is subject to potential automatic annual one-year renewals after the initial term. Pursuant to the Employment Agreement, in the event the Company fails to provide Mr. Mah with written notice of its determination not to extend the term of the Employment Agreement at least 90 days prior to the expiration date of the initial or any applicable renewal term, the Employment Agreement will be automatically extended for an additional one-year period following the end of such term.

Base Salary: Pursuant to the Employment Agreement, Mr. Mah has an annualized base salary of $625,000, subject to future increases at the discretion of the Compensation Committee (the “Committee”) or the Board.

Annual Short-Term Incentive Awards: Mr. Mah is eligible to earn annual incentive bonuses based on the level of achievement of specified performance measures set by the Committee. No later than March 31 of each fiscal year during the term of the Employment Agreement, the Committee will adopt an annual incentive plan (the “Bonus Plan”) which will set forth the performance criteria for the fiscal year. If the executive or the Company, as the case may be, satisfies the performance criteria contained in the Bonus Plan for a fiscal year, the executive shall receive an annual incentive bonus in an amount pursuant to such Bonus Plan or as determined by the Committee, as applicable, and subject to ratification by the Board, if required.

Annual Long-Term Incentive Award: Mr. Mah is eligible to participate in the Company’s 2017 Equity Incentive Plan (as amended from time to time, including any successor plans, the “Stock Incentive Plan”). Under the Stock Incentive Plan, Mr. Mah is eligible to receive annual long-term incentive awards with respect to shares of common stock of the Company. The Committee shall approve any such awards made to Mr. Mah pursuant to the Stock Incentive Plan and each award shall be governed by the terms and conditions of the Stock Incentive Plan and the applicable award agreement.

Termination/Severance: If Mr. Mah’s employment is terminated by the Company without Cause or due to Non-Renewal, or is terminated by Mr. Mah for Good Reason (as each such term is defined in the Employment Agreement), Mr. Mah would be entitled to the following (subject to satisfaction of the release requirements set forth in the Employment Agreement): (a) an amount equal to the product of (i) one and one-half, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the average annual incentive bonus earned by the executive during the two most recently completed fiscal years prior to the year in which the termination occurs; (b) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If Mr. Mah’s employment is terminated due to his death, his designated beneficiaries would be entitled (subject to satisfaction of the release requirements set forth in the Employment Agreement) to the following: (a) an amount equal to the sum of the executive’s (i) annual base salary for the year in which the termination took place and (ii) the executive’s target bonus for the year in which the termination took place; (b) acceleration of any outstanding unvested equity awards held by him; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period; and (c) continued benefits for his surviving spouse or other dependents covered under his health insurance policy as of the date of executive’s death for a period of 18 months.

If Mr. Mah’s employment is terminated due to his disability, he would be entitled (subject to satisfaction of the release requirements set forth in the Employment Agreement) to the following: (a) all amounts to which the executive is entitled under the disability plans, programs and policies maintained by the Company or in connection with employment by the Company; (b) COBRA reimbursements for him and his eligible dependents for up to 18 months; and (c) acceleration of any outstanding unvested equity awards; provided, however, that with respect to each award that is subject to a performance-based vesting condition, the extent to which such award shall vest and become earned shall remain subject to the applicable performance metrics calculated through the end of the applicable performance period.

If Mr. Mah’s employment is terminated by the Company with Cause or is terminated by Mr. Mah for other than Good Reason, the Company shall not have any further obligations to Mr. Mah other than payment of his full base salary through the date of termination at the rate in effect at the time notice of termination is given and all reasonable and customary expenses incurred by him in performing his duties prior to the date of termination.

Restrictive Covenants: Pursuant to the Employment Agreement, Mr. Mah is, under certain conditions, subject to one‑year post-employment non-competition and non-solicitation covenants, as well as confidentiality covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Indemnification Agreement with Nicholas Mah

Additionally, Mr. Mah will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other executive officers and its directors. Under the Company’s form of indemnification agreement, the Company agrees to indemnify its directors and executive officers against liability arising out of the performance of their duties to the Company and its subsidiaries to the fullest extent permitted under Maryland law. The Company’s form of indemnification agreement also sets forth certain exclusions from such indemnification rights, procedures with respect to requesting and obtaining indemnification, selection of counsel and advancement of expenses and other customary provisions.

The above description of the Company’s form of indemnification agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement filed as Exhibit 10.2 to this Form 8-K, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 13, 2022, by and between New York Mortgage Trust, Inc. and Nicholas Mah.
10.2	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2020).
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: December 14, 2022	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer